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                                                                    EXHIBIT 2.01

                          AGREEMENT AND PLAN OF MERGER
                      OF SALEM COMMUNICATIONS CORPORATION,
                             A DELAWARE CORPORATION,
                                       AND
                        SALEM COMMUNICATIONS CORPORATION,
                            A CALIFORNIA CORPORATION

        THIS AGREEMENT AND PLAN OF MERGER dated as of March 31, 1999 (the "Agreement") is between Salem Communications Corporation, a Delaware corporation ("Salem Delaware"), and Salem Communications Corporation, a California corporation ("Salem California"). Salem Delaware and Salem California are sometimes referred to herein as the "Constituent Corporations."

                                    RECITALS

        A. Salem Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital stock of 1,000 shares of Common Stock, par value $.01 per share (the "Old Delaware Common Stock"). As of the Effective Date of the Merger (as defined below), Salem Delaware will amend and restate its Certificate of Incorporation so that Salem Delaware will have an authorized capital of 110,000,000 shares, $.01 par value, of which (a) 80,000,000 shares are Class A Common Stock, (b) 20,000,000 shares are Class B Common Stock and (c) 10,000,000 shares of Preferred Stock, which is undesignated as to series, rights, preferences, privileges or restrictions. As of the date hereof, 100 shares of Old Delaware Common Stock were issued and outstanding, all of which are held by Salem California.

        B. Salem California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 100,000 shares, no par value, of Common Stock." As of the date hereof, 81,672 shares of Common Stock were issued and outstanding, and no shares of Preferred Stock were issued and outstanding.

        C. The Board of Directors of Salem California has determined that, for the purpose of effecting the reincorporation of Salem California in the State of Delaware, it is advisable and in the best interests of Salem California and its stockholders that Salem California merge with and into Salem Delaware upon the terms and conditions herein provided.

        D. The respective Boards of Directors of Salem Delaware and Salem California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

        NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Salem Delaware and Salem California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:


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                                    AGREEMENT

1.      MERGER

        1.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the California General Corporation Law, Salem California shall be merged with and into Salem Delaware (the "Merger"), the separate existence of Salem California shall cease and Salem Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware, and Salem Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation," and the name of the Surviving Corporation shall be Salem Communications Corporation.

        1.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions shall have been completed:

        (a) This Agreement and the Merger were adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the California General Corporation Law on March 31, 1999;

        (b) All of the conditions precedent to the consummation of the Merger specified in this Agreement shall have been satisfied or duly waived by the party entitled to satisfaction thereof:

        (c) An executed Certificate of Merger or an executed, acknowledged and certified counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law shall have been filed with the Secretary of State of the State of Delaware; and

        (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of the State of California.

        The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

        1.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of Salem California shall cease and Salem Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and Salem California's Boards of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of Salem California in the manner as more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Salem California in the same manner as if Salem Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.



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2.      CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

        2.1 CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation of Salem Delaware, which shall be attached as Exhibit A to the Certificate of Merger filed with the Delaware Secretary of State on the Effective Date of the Merger, shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.2 BYLAWS. The Bylaws of Salem Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

        2.3 DIRECTORS AND OFFICERS. The directors and officers of Salem California immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their respective successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

3.      MANNER OF CONVERSION OF STOCK

        3.1 SALEM CALIFORNIA COMMON STOCK. Upon the Effective Date of the Merger, each share of Salem California Common Stock, no par value, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be changed and converted into and exchanged for two fully paid and nonassessable shares of Class A Common Stock, $.01 par value, of the Surviving Corporation and one fully paid and nonassessable share of Class B Common Stock, $.01 par value of the Surviving Corporation.

        3.2 OUTSTANDING SALEM DELAWARE CLASS A COMMON STOCK. Upon the Effective Date of the Merger, each share of Old Delaware Common Stock, issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Salem Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

        3.3 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of Salem California Common Stock may, at such stockholder's option, surrender the same for cancellation to the Secretary of the Surviving Corporation and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's Common Stock into which such holders' shares of Salem California Common Stock were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of Salem California Common Stock shall be deemed for all purposes to represent the number of whole shares of the Surviving Corporation's Common Stock into which such shares of Salem California Common Stock were converted in the Merger.



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        The registered owner on the books and records of the Surviving
Corporation of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of Common Stock of the Surviving Corporation represented by such outstanding certificate as provided above.

        Each certificate representing Common Stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Salem California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

        If any certificate for shares of Salem Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and that the person requesting such transfer pay to Salem Delaware or any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of Salem Delaware that such tax has been paid or is not payable.

4.      GENERAL

        4.1 COVENANTS OF SALEM DELAWARE. Salem Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

               (a) Qualify to do business as a foreign corporation in the State of California and in connection therewith irrevocably appoint an agent for service of process as required under the provisions of Section 2105 of the California General Corporation Law;

               (b) File any and all documents with the California Franchise Tax Board necessary for the assumption by Salem Delaware of all of the franchise tax liabilities of Salem California; and

               (c) Take such other actions as may be required by the California General Corporation Law.

        4.2 FURTHER ASSURANCES. From time to time, as and when required by Salem Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Salem California such deeds and other instruments, and there shall be taken or caused to be taken by Salem Delaware and Salem California such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Salem Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Salem California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Salem Delaware are fully authorized in the



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name and on behalf of Salem California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

        4.3 ABANDONMENT. At any time before the filing of this Agreement with the Secretary of State of the State of Delaware, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Salem California or Salem Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Salem California or by the sole stockholder of Salem Delaware, or by both.

        4.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of California and Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (1) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (2) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (3) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series thereof of such Constituent Corporation.

        4.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is located at 9 East Loockerman Street, Dover, Delaware 19901, County of Kent, and National Registered Agents, Inc. is the registered agent of the Surviving Corporation at such address.

        4.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation, 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012, and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

        4.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the merger provisions of the California General Corporation Law.

        4.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.



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        IN WITNESS WHEREOF, this Agreement, having first been approved by resolutions of the Boards of Directors of Salem Delaware and Salem California, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

                                           SALEM COMMUNICATIONS CORPORATION,
                                           a Delaware corporation

                                           By: /s/ EDWARD G. ATSINGER III
                                               --------------------------------
                                               Edward G. Atsinger III, President


ATTEST:

/s/ JONATHAN L. BLOCK
---------------------------------
Jonathan L. Block,
Secretary

                                           SALEM COMMUNICATIONS CORPORATION,
                                           a California corporation

                                           By: /s/ EDWARD G. ATSINGER III
                                               ---------------------------------
                                               Edward G. Atsinger III, President


ATTEST:

/s/ JONATHAN L. BLOCK
---------------------------------
Jonathan L. Block,
Secretary



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                        SALEM COMMUNICATIONS CORPORATION
                            (CALIFORNIA CORPORATION)

                              OFFICERS' CERTIFICATE

        Edward G. Atsinger III and Jonathan L. Block certify that:

        1. They are President and Secretary respectively, of Salem Communications Corporation, a corporation organized under the laws of the State of California.

        2. The authorized capital stock of the corporation consists of 100,000 shares, no par value, of Common Stock.

        3. There were 81,672 shares of Common Stock outstanding as of the date (the "Record Date") on which the stockholders of the corporation acted by written consent to approve the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved. All shares of Common stock outstanding were entitled to vote on the merger.

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

        5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of Common Stock outstanding as of the Record Date, voting as a single class.



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        6. Edward G. Atsinger III and Jonathan L. Block further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Camarillo, California on March 31, 1999.


                                            /s/ EDWARD G. ATSINGER III
                                            -----------------------------------
                                            Edward G. Atsinger III


                                            /s/ JONATHAN L. BLOCK
                                            ------------------------------------
                                            Jonathan L. Block




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                        SALEM COMMUNICATIONS CORPORATION

                             (SURVIVING CORPORATION)

                              OFFICERS' CERTIFICATE

Edward G. Atsinger III and Jonathan L. Block certify that:

        1. They are President and Secretary, respectively, of Salem Communications Corporation, a corporation organized under the laws of the State of Delaware.

        2. The corporation has authorized one class of stock, designated "Common Stock." There are authorized 1,000 shares of Common Stock, par value $.01 per share.

        3. There were 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement").

        4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class of stock which equaled or exceeded the vote required.

        5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

        6. Edward G. Atsinger III and Jonathan L. Block further declare under penalty of perjury under the laws of the State of California that each has read the foregoing certificate and knows the contents thereof and that the same is true of their own knowledge.

        Executed in Camarillo, California on March 31, 1999.


                                            /s/ EDWARD G. ATSINGER III
                                            -----------------------------------
                                            Edward G. Atsinger III


                                            /s/ JONATHAN L. BLOCK
                                            ------------------------------------
                                            Jonathan L. Block



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